EXHIBIT 23.3

CONSENT OF LOWDEN VAN BRAUMAN LLP

We consent to the use in the Form SB-2 Registration Statement under the Securities Act of 1933, filed by Zion Oil & Gas, Inc. (the "Company"), of our Opinion dated September 3, 2003 and to the use of our name appearing under the heading "Experts" in the Form SB-2

s/Martin M. Van Brauman
Martin M. Van Brauman, Partner
Lowden Van Brauman LLP

Dallas, Texas
September 5, 2003